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                                                                   Exhibit 4.C.2


                       MORTGAGE NOTE AGREEMENT AMENDMENT



                         PLUM CREEK MANUFACTURING, L.P.
                                999 THIRD AVENUE
                           SEATTLE, WASHINGTON 98104

                                                         As of September 1, 1993

To each of the Purchasers
         listed on the attached
         Purchaser Schedule
Dear Purchaser:

                                    RECITALS

         WHEREAS, you, Plum Creek Manufacturing, L.P., a Delaware limited partnership (the "Company"), and Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Partnership"), are parties to Mortgage Note Agreements dated as of May 31, 1989 and as amended to the date hereof (the "Mortgage Note Agreements") pursuant to which the Company is the obligor with respect to certain 11-1/8% First Mortgage Notes due June 8, 2007 (the "Mortgage Notes");

         WHEREAS, the payment of the Mortgage Notes is guaranteed by the Partnership pursuant to Paragraph 7 of the Mortgage Note Agreements;

         WHEREAS, the Partnership desires to purchase certain timberlands in the State of Montana ("Champion Timberlands") from Champion International Corporation;

         WHEREAS, the Partnership, in order to finance the purchase of the Champion Timberlands pursuant to the Purchase Agreement, proposes to enter into a Revolving Credit Agreement with Bank of America National Trust and Savings Association and the other lenders under to such facility ("Bank of America Revolving Credit Agreement");

         WHEREAS, consummation of the foregoing transactions requires certain amendments to the Mortgage Note Agreements;

         NOW, THEREFORE, the Company and the Partnership hereby agree with you that this Agreement shall become effective as of the date on which the Bank of America Revolving Credit Agreement becomes effective (the "Effective Time") and that thereafter, all references to, and actions taken in connection with, the Mortgage Note Agreements shall incorporate this Agreement in its entirety. All capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to them in the Mortgage Note Agreements.
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1.       AMENDMENT

         The first part of Paragraph 7J of the Mortgage Note Agreements shall be amended to read as follows:

                 7J   INCORPORATED COVENANTS.  The provisions of paragraphs 5
                 and 6 of the Senior Note Agreements as originally in effect (except as amended to and as of September 1, 1993 between the Partnership and the Senior Noteholders ("Amendments")) and the definitions set forth or specified by reference in the Senior Note Agreement as originally in effect (except as amended by the Amendments) of terms used in such paragraphs 5 and 6 or in such definitions (herein, collectively, the Incorporated Provisions") . . .

         The last sentence of Paragraph 7J shall be amended to read as follows:

                 The Incorporated Provisions shall not be affected by any amendments, modification, waiver or termination of the Senior Note Agreements, except as amended by the Amendments, and may be amended, modified, waived or terminated only pursuant to Paragraph 12C of this Agreement.

2.       CONDITIONS TO EFFECTIVENESS

         The amendments to the Mortgage Note Agreements and the other agreements set forth herein shall become effective, subject to the fulfillment of the following conditions to your satisfaction or waiver by you thereof (as evidenced by your execution and delivery of this Agreement) on or prior to the Effective Time:

         A.      REPRESENTATIONS AND WARRANTIES; NO DEFAULT

         The representations and warranties contained in Paragraph 3 hereof shall be true in all material respects on and as of the Effective Time, except to the extent of changes caused by the transactions herein contemplated; and there shall exist on the date of closing no Event of Default or Default.

         B.      CERTAIN AGREEMENTS

         Each of (i) this Agreement, (ii) the Bank of America Revolving Credit Agreement, and (iii) the amendment to the Senior Note Agreement of even date herewith among the Partnership and the several holders of the Senior Notes (the "Senior Note Agreement Amendment") shall have been duly authorized, executed and delivered by the parties thereto (other than you) and shall be in full force and effect.





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         C.      PROCEEDINGS

         All proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

3.       REPRESENTATIONS AND WARRANTIES

         Each of the Company and the Partnership represents and warrants:

         A.      ORGANIZATION

         The Company is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as now conducted and as proposed to be conducted, and to enter into and carry out the terms of this Agreement. The Partnership is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as now conducted and as proposed to be conducted, and to enter into and carry out the terms of this Agreement.

         B.      CHANGES, ETC.

         Except as contemplated by this Agreement, since June 30, 1993, the date of the most recent consolidated financial statements of the Partnership,
(i) neither the Company nor the Partnership has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business (except for the commitment to purchase the Champion Timberlands), and (ii) there has not been any material adverse change in the financial condition or operations of the Company or the Partnership.

4.       AFFIRMATION OF GUARANTEE

         The Partnership hereby agrees that its Guarantee in respect of the Mortgage Notes, as set forth in Paragraph 7 of the Mortgage Note Agreements, shall continue in full force and effect from and after the Effective Time.





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5.       EXPENSES; INDEMNIFICATION

         The Company shall, whether or not the transactions contemplated hereby are consummated, save each holder of Mortgage Notes harmless for all out-of-pocket expenses arising in connection with the execution and delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, including the reasonable fees and expenses of special counsel for the holders of Mortgage Notes. The Company shall also indemnify and save each holder of Mortgage Notes harmless from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind whatsoever (including, without limitation, any taxes, and any additional taxes imposed on any amounts payable pursuant to this Paragraph 5) which may at any time be imposed on, incurred by or asserted against any holder of Mortgage Notes in any way arising out of, relating to or resulting from this Agreement or the transactions contemplated hereby. The obligations of the Operations Partnership under this Paragraph 5 shall survive the transfer of any Mortgage Note or portion thereof or interest therein by a holder of Mortgage Notes or any transferee and the payment of any Mortgage Note.

6.       MISCELLANEOUS

         A.      CONTINUITY AND INTEGRATION OF AGREEMENTS

         The Mortgage Note Agreements, as affected by this Agreement, shall remain in full force and effect and are hereby ratified and confirmed, and the Mortgage Note Agreements and this Agreement shall be deemed to be and construed as a single agreement.

         B.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the transfer of any Mortgage Note by a holder of Mortgage Notes. Such representations and warranties may be relied upon by any transferee of a Mortgage Note from a holder of Mortgage Notes.

         C.      SUCCESSORS AND ASSIGNS

         All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         D.      DESCRIPTIVE HEADINGS

         The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.





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         E.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE BINDING UPON THE COMPANY, THE PARTNERSHIP, THE OPERATIONS PARTNERSHIP, THE MERGER COMPANY AND THE HOLDERS OF MORTGAGE NOTES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                          PLUM CREEK MARKETING, INC.



                                          By: . . . . . . . . . . . . . . . .
                                               Name:    Rick R. Holley
                                               Title:   Vice President and
                                                        Chief Financial Officer

                                          PLUM CREEK MANUFACTURING, L.P..

                                          By:  Plum Creek Management Company,
                                               L.P., General Partner



                                          By:  . . . . . . . . . . . . . . . .
                                               Name:    Rick R. Holley
                                               Title:   Vice President and
                                                        Chief Financial Officer

                                          PLUM CREEK TIMBER COMPANY, L.P.

                                          By:  Plum Creek Management Company,
                                               L.P., General Partner



                                          By:  . . . . . . . . . . . . . . . .
                                               Name:    Rick R. Holley
                                               Title:   Vice President and
                                                        Chief Financial Officer

The foregoing is accepted and agreed to:

By: . . . . . . . . . . . . . . . .
    Name:
    Title:
    Company:



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